Exhibit 10.2
FIRST AMENDMENT TO
SPECIAL EQUITY AGREEMENT
     This First Amendment to the Special Equity Agreement dated as of March 5, 2003 (the “Agreement”) by and between ProLogis and Irving F. Lyons, III (“Lyons”, referred to in the Agreement as the “Executive”), is entered into as of September 22, 2005, (the “Effective Date”);
WITNESSETH THAT:
     WHEREAS, ProLogis and Lyons are parties to the Agreement; and
     WHEREAS, the parties desire to amend certain provisions of the Agreement as herein provided.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:
     1. Section 3(b)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:
(i) serve on the board of directors or trustees of or serve as an officer or employee of any industrial real estate investment trust with a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or
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     IN WITNESS WHEREOF, Lyons has hereunto set his hand and ProLogis has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

/s/ Irving F. Lyons, III
Irving F. Lyons, III

ProLogis

Acknowledged and Agreed:	By:	/s/ Edward S. Nekritz
Edward S. Nekritz
Secretary and General Counsel

By:	/s/ Donald P. Jacobs
Donald P. Jacobs
Chairman Management Development & Compensation Committee